UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 5, 2017

ADVAXIS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28489 (Commission File Number)	02-0563870 (IRS Employer Identification No.)

305 College Road East

Princeton, New Jersey, 08540

(Address of Principal Executive Offices)

(609) 452-9813

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2017 annual meeting of stockholders of Advaxis was held on April 5, 2017. The following matters were voted on by the stockholders: the election of directors, the approval of an amendment to Advaxis’ 2015 Incentive Plan to authorize an additional 1,500,000 shares thereunder and to include a provision for pre-defined annual increases in the number of shares available for issuance, the ratification of 2015 stock option grants under Advaxis’ 2015 Incentive Plan to certain directors and officers, and the ratification of the appointment of Marcum LLP as Advaxis’ independent registered public accounting firm for the fiscal year ending October 31, 2017. At the meeting, Dr. David Sidransky, Dr. James P. Patton, Daniel J. O’Connor, Roni A. Appel, Richard J. Berman, Dr. Samir N. Khleif, Dr. Thomas J. McKearn, and Thomas J. Ridge were re-elected to the Board.

Proposal 1

The vote with respect to each nominee is set forth below:

Nominee	Total Votes For	Total Votes Withheld	Broker Non-Votes
Dr. David Sidransky	12,324,390	6,540,383	14,532,686
Dr. James P. Patton	12,589,076	6,275,697	14,532,686
Daniel J. O’Connor	18,263,858	600,915	14,532,686
Roni A. Appel	18,358,386	506,387	14,532,686
Richard J. Berman	18,339,699	525,074	14,532,686
Dr. Samir Khleif	12,761,138	6,103,635	14,532,686
Dr. Thomas J. McKearn	12,709,321	6,155,452	14,532,686
Thomas J. Ridge	18,378,020	486,753	14,532,686

Proposal 2

The vote with respect to the approval of an amendment to Advaxis’ 2015 Incentive Plan is set forth below:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
10,328,658	8,407,892	128,223	14,532,686

Proposal 3

The vote with respect to the ratification of 2015 stock option grants under Advaxis’ 2015 Incentive Plan is set forth below:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
10,644,448	8,045,834	174,491	14,532,686

Proposal 4

The vote with respect to the ratification of the appointment of Marcum LLP as Advaxis’ independent registered public accounting firm for the fiscal year ending October 31, 2017, is set forth below:

Total Votes For	Total Votes Against	Abstentions
32,496,795	636,064	264,600

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.
(Registrant)

By:	/s/ Daniel J. O’Connor
Daniel J. O’Connor
President and Chief Executive Officer

Date: April 7, 2017